EXHIBIT 3

              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement constituting part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (registration
No. 2-92331) of the Hewlett-Packard Company Tax Saving Capital
Accumulation Plan of our report dated September 30, 1994 appearing on page 1 of this Form 11-K.


Price Waterhouse LLP
San Francisco, California

December 21, 1994